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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


           Name                                          State of Incorporation
           ----                                          ----------------------
  Havertys Capital, Inc.                                        Nevada

  Havertys Credit Services, Inc.                                Tennessee

  Havertys Enterprises, Inc.                                    Nevada
